Exhibit 99.2

THE ELK HORN COAL COMPANY, LLC

Financial Statements

Periods ended March 31, 2011 and 2010

CONTENTS

Pages

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3

FINANCIAL STATEMENTS:

Balance Sheets	4

Statements of Income and Changes in Members’ Equity	5

Statements of Cash Flows	6

Notes to the Financial Statements	7-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOMPANYING INFORMATION	17

ACCOMPANYING INFORMATION

Schedules of Cost of Revenue and Selling, General and Administrative Expenses	18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

The Elk Horn Coal Company, LLC

Prestonsburg, Kentucky

We have reviewed the accompanying balance sheets of The Elk Horn Coal Company, LLC as of March 31, 2011 and 2010, and the related statements of income and changes in members’ equity, and cash flows for the quarters ended March 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

August 10, 2011

Providing Professional Business Advisory & Consulting Services
2 Players Club Dr., Suite 100 • P.O. Box 1988 • Charleston, WV 25327-1988 • 304-343-4188 • Fax: 304-344-5035 • www.BEcpas.com
Member: SEC and Private Companies Practice Sections of American Institute of Certified Public Accountants

THE ELK HORN COAL COMPANY. LLC

BALANCE SHEET as of March 31, 2011 and 2010

	2011	2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,454,239	$7,124,519
Accounts receivable, net of allowance for doubtful accounts	2,007,938	2,654,224
Members’ receivables	85,861	612,987
Other receivables	42,611	156,099
Prepaid expenses	110,736	113,704

Total current assets	6,701,385	10,661,533

LONG-TERM ASSETS
Property and equipment, net	992,105	1,018,679
Property on operating leases and property held for leases, net	69,509,214	70,106,766

OTHER ASSETS
Financing costs, net	565,122	710,961
Deposits	18,285	1,356
Escrowed money market and certificates	2,324,516	1,255,798

Total other Assets	2,907,923	1,968,115

Total assets	$80,110,627	$83,755,093

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$200,119	$6,828
Accounts payable, members	5,584
Accrued expenses
Unmined mineral tax	63,043	283,775
Withholding tax obligations	—	350,738
Other	403,917	56,020
Current maturities of long-term debt	3,125,004	3,125,004

Total current liabilities	3,797,667	3,822,365

LONG-TERM LIABILITIES
Long-term debt, less current maturities	5,596,632	8,721,636
Other long-term liabilities
Deferred revenue	2,649,538	2,281,373
Reclamation Liability	511,402	511,402

Total long-term liabilities	8,757,572	11,514,411

MEMBERS’ EQUITY	67,555,388	68,418,317

Total liabilities and members’ equity	$80,110,627	$83,755,093

The Notes to Financial Statements are an integral part of these statements.

THE ELK HORN COAL COMPANY, LLC

STATEMENTS OF INCOME AND CHANGES IN MEMBERS’ EQUITY

FOR THE QUARTERS ENDED MARCH 31, 2011 & 2010

	2011	2010

Revenue
Coal royalties	$5,325,936	$1,279,115
Property and Unmined Mineral Taxes	506,695	8,945
Total Revenues	5,832,631	1,288,060

Cost of revenue	1,096,932	116,547
Selling, general and administrative	1,244,273	602,112

Earnings before depreciation and depletion, interest expense, interest income and other income	3,491,426	569,401

Depreciation, depletion and amortization	487,976	150,242

Operating Income	3,003,450	419,159

Other income (expense)
Interest expense	(107,769)	(125,388)
Interest income	2,320	5,155
Other income	225,796	142,210

Net income	$3,123,797	$441,136

Members’ equity, beginning of year	$64,814,088	$67,977,181
Net income	3,123,797	441,136
Distributions	(382,497)	—

Balance, ending	$67,555,388	$68,418,317

The Notes to Financial Statements are an integral part of these statements.

THE ELK HORN COAL COMPANY, LLC

STATEMENTS OF CASH FLOWS

FOR THE QUARTERS ENDED MARCH 31, 2011 & 2010

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,123,797	$441,136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	333,110	150,242
Amortization	36,459	20,448
Amortization of mine development costs	154,866	—
Provision for bad debts	178,598	—
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(436,976)	221,233
Other receivables	8,535	(47,954)
Prepaid expenses	11,533	147
Deposits	(17,510)	(269)
Escrowed money market and certificates	(1,008,587)	—
(Decrease) increase in:
Accounts payable	113,456	(104,179)
Unmined mineral tax	(109,271)	48,595
Deferred revenue	(1,067,066)	909,286
Reclamation liability	—	—
Other	180,741	(238,385)
Net cash provided by operating activities	1,501,685	1,400,300

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(66,837)	(20,140)
Capitalized mine development cost and land purchases	(164,128)	(239,729)
Net cash used by investing activities	(230,965)	(259,869)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	—
Repayment of long-term debt	(781,251)	(781,251)
Borrowing on line of credit	—	—
Payments on line of credit	—	—
Members receivable collected, net of issuance	(192,541)	—
Distributions and withholding taxes paid	(382,497)	—
Net cash used in financing activities	(1,356,289)	(781,251)

Net increase (decrease) in cash and cash equivalents	(85,569)	359,180

CASH AND CASH EQUIVALENTS
Beginning	4,539,808	6,765,339

Ending	$4,454,239	$7,124,519

SUPPLEMENTAL DISCLOSURES
Cash payments during the year for:
Interest	$75,123	$105,598
Income taxes	$—	$—

The Notes to Financial Statements are an integral part of these statements.

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 1.       Organization and Basis of Presentation

Nature of Business

The Elk Horn Coal Company, LLC (the “Company”) is a limited liability company formed under Delaware LLC law and is governed by an operating agreement dated November 17, 2003 (as amended on November 2, 2005, amended and restated January 4, 2008 and amended and restated November 30, 2009). The members have limited personal liability and the Company will automatically dissolve on December 31, 2099. The Company was established in December 2002 from the conversion of the Elk Horn Coal Corporation, whose sole member was Pen Holdings, Inc. As a result of the Pen Holdings, Inc. bankruptcy plan confirmed October 1, 2003 and effective November 17, 2003, Pen Holdings, Inc.’s membership interest was transferred to holders of Class 5B claims, as defined by the Joint Plan of Reorganization.

The Company does not operate any mines but leases coal reserves to experienced mine operators under long-term leases that grant the operators the right to mine coal reserves in exchange for royalty payments. On March 24, 2009, the Company executed a 15 for 1 reverse unit split, leaving 10,591,404 units outstanding.  As of March 31, 2011 and 2010, 10,590,404 and 10,591,404 membership units were issued and outstanding, respectively.

Subsequent to March 31, 2011, on June 10, 2011 the members entered into an agreement to sell the Company to Rhino Resource Partners LP. The Company will continue to operate as a subsidiary.

Note 2.       Summary of Significant Accounting Policies

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company at times maintains cash at financial institutions in excess of the current federally insured limit of $250,000.  The Company has not experienced any losses in its cash accounts and believes it is not exposed to any significant credit risk.

Escrowed money market and certificates represent funds that have been placed in escrow and are pledged to secure certain performance and reclamation bonds.  The amount of escrowed cash at March 31, 2011 and 2010 was $2,324,516 and $1,255,798, respectively, and are not included in cash and cash equivalents.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 2.       Summary of Significant Accounting Policies (continued)

Accounts Receivable

In the normal course of business, the Company has unsecured accounts receivable from its lessees, which are stated at their estimated net realizable value. Receivables are recorded net of the allowance for doubtful accounts in the accompanying balance sheets. The Company evaluates the collectability of its account receivables based on a combination of factors. The Company regularly analyzes its lessees’ accounts and when it becomes aware of a specific customer’s inability to meet its financial obligations to the Company, such as in the case of bankruptcy filings or deterioration in the lessee’s operating results or financial position, the Company records a specific reserve for bad debt to reduce the related receivable to the amount it reasonably believes is collectible. If circumstances related to specific lessees change, the Company’s estimate of the recoverability could be further adjusted.

Accounts receivable are recorded on the basis of tons of minerals sold by the Company’s lessees in the ordinary course of business and do not bear interest, but do include penalties for late payments which are assessed based on terms provided in the lease agreement.

As of March 31, 2010 the Company had one sublessee in Chapter 11 bankruptcy.  The sublessee was purchased midyear 2010 and had resumed operations by the end of the 3rd quarter 2010 and was in full operation during the 1st quarter of 2011.

At March 31, 2011 and 2010, receivables are presented net of allowances for doubtful accounts in the amounts of $935,549 and $242,916, respectively.

Members’ Receivables and Distribution Policy

The Company has recorded a receivable ($85,861 and $612,987 as of March 31, 2011 and 2010) from its members related to certain withholding taxes (see “Income Tax”) incurred on behalf of members. The Company plans to recover these receivables primarily through reductions in future distributions to the members benefiting from these withholding taxes or through cash collections. The receivables are due upon demand after the relevant taxing authority is paid and bear interest at the federal short-term rate.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to allocate the cost of depreciable assets to operations over estimated service lives ranging from three to fifteen years, utilizing the straight-line method. Maintenance and repair costs are expensed as incurred. The Company has recorded depreciation expense of $41,870 and $33,903 as of March 31, 2011 and 2010, respectively.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 2.       Summary of Significant Accounting Policies (continued)

Coal Reserves and Mine Development Costs

Depletion of coal reserves and certain mine development costs are recognized based on tons mined during the year as a percentage of total estimated recoverable tons. Estimated recoverable reserves include only demonstrated reserves. The Company capitalizes all development costs for construction in new areas being developed. Once the assets are placed in service, the Company amortizes these costs based on tons sold. Exploration costs are expensed as incurred until discovery of demonstrated reserves.

Impairment of Long-Lived Assets

The Company reviews long-lived assets to be held and used, including the Company’s coal properties, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss must be recognized when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows. In this circumstance, the Company would recognize an impairment loss equal to the difference between the carrying value and the fair value of the asset. Fair value is estimated to be the expected present value of future net cash flows from demonstrated reserves, discounted utilizing a risk-free interest rate commensurate with the remaining lives for the respective coal properties. In its latest review, the Company found no impairment of its long-lived assets.

Reclamation Costs

The Company is subject to various laws and regulations which require the restoration and reclamation of mined properties. The Company appropriately accounts for Asset Retirement Obligations, as well as Conditional Asset Retirement Obligations, in presenting its reclamation obligations.  Accounting literature addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Additional literature requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The associated asset retirement costs are capitalized as part of the carrying cost of the asset on active properties.  The Company has used an expected present value technique in estimating its reclamation obligations. Management expects most of its reclamation obligations to be relieved through transferring permits to its lessees. Since the reclamation obligation is not material to the financial statements, the Company has excluded the respective disclosure requirements. Accrued reclamation costs are included in noncurrent liabilities based on management’s estimate of the timing of the disbursement of funds

Income Tax

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company’s tax return, the tax liability of the members could be changed if an adjustment in the Company’s income is ultimately sustained by the taxing authorities.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 2.       Summary of Significant Accounting Policies (continued)

Income Tax (continued)

Effective January 1, 2007, Kentucky required a 6% withholding tax on certain non-resident partners of pass through entities. The formula takes apportioned Kentucky income and allocates to the partners based on their income percentage (calculated on a per share/per day basis). The Company is required by Internal Revenue Code Section 1446 to pay a withholding tax due on net profits attributable to a foreign member and remit the funds to the United States Treasury. Pursuant to the Operating Agreement, the Company can establish a loan receivable for any withholding taxes paid on behalf of the member which are in excess of distributions made.  Since no distributions were accrued as of March 31, 2011 or 2010, the entire accrued withholding tax balance above is included in the members’ receivables account on the accompanying balance sheets.

The Company paid $1,582 and $ 0 in interest or penalties assessed by income taxing authorities for the quarters ending March 31, 2011 and 2010, respectively.  Management evaluates the Company’s income tax circumstances and filings under the most current relevant accounting rules and believes the Company has incurred no liability for uncertain beneficial tax positions (or any related penalties and interest) for periods open to normal jurisdictional examination (currently 2008-2011).

Net income for financial statement purposes may differ significantly from taxable income reportable to members as a result of differences between the tax bases and financial reporting bases of assets and liabilities.

Property taxes

The Company is responsible for paying property taxes and unmined mineral taxes on the properties it owns.  The lessees are responsible for reimbursing the Company for taxes on leased properties.  Starting in 2011 the company changed its policy of netting the reimbursements against the tax expense and is including the reimbursement of property taxes in revenues in the statement of income and changes in members’ equity.  The Company reclassed prior period reimbursed amounts for comparative presentation.  The Company was reimbursed or accrued an expected reimbursement of $506,695 and $8,945 for March 31, 2011 and 2010, respectively.  The changes had no effect on net income for either period.

Additionally, in 2011 the Company changed its policy of having the lessees pay the property taxes directly.  The Company now pays the tax and bills the lessee for their share.  The Company has not recorded anything for amounts paid previously by leaseholders directly to the taxing authority.  If recorded, the change would have no effect on net income.

Financing Costs

The Company has capitalized cost related to debt issuance of $1,020,866 that is being amortized over the life of the loan.  The Company recorded amortization expense related to this capitalized cost of $36,459 and $20,448 for the quarters ended March 31, 2011 and 2010.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 2.       Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying values of these financial instruments approximate their fair value due to their short-term nature. Long-term debt values presented in the financial statements and footnotes approximate their fair value due to interest rates remaining materially consistent since the refinancing.

Concentrations of Credit Risk

Substantially all of the Company’s accounts receivable result from accrued revenues from lessee production. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. During the quarter ended March 31, 2011, the top four lessees accounted for approximately 62% of total royalty revenues. The Company generally does not require collateral for receivables. The Company has not experienced significant losses related to the particular geographic region that it services.

Revenue and Deferred Revenues

Royalty revenues are recognized on the basis of tons of coal sold by the Company’s lessees and the corresponding revenues from those sales. The leases are based on (1) minimum monthly or annual payments, (2) a minimum dollar royalty per ton and/or a percentage of the gross sales price, or (3) a combination of both.  Royalty revenues are accrued from royalty reports submitted by the lessee, which are subject to audit by the Company.

Most of the Company’s lessees are required to make minimum monthly or annual royalty payments that are recoupable over certain time periods, generally two years. If tonnage royalty revenues do not meet the required minimum amount, the difference is paid as a deficiency. These deficiency payments are recorded monthly as deferred income when received, because they are generally recoupable over certain time periods. When a lessee recoups a deficiency payment through production, the recouped amount is deducted from deferred income and added to income attributable to the coal royalty income in the current period. If a lessee does not recoup a deficiency paid during the allocated time period, the recoupment right lost becomes revenue in the current period and is deducted from the long-term liability.

The Company also earns revenues from wheelage, surface, easements, oil and gas and timber.

Risk Factors

The Company’s revenues, profitability, cash flow and future growth rates are substantially dependent upon the price of and demand for coal. Prices for coal are subject to fluctuations in response to changes in the supply of and demand for coal, market uncertainty and a variety of additional factors that are beyond the Company’s control. Other factors that could affect revenues, profitability, cash flow and future growth rates include the inherent uncertainties in coal reserves, the ability to replace coal reserves, changes in regulations and the ability to finance future capital spending requirements.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 2.       Summary of Significant Accounting Policies (continued)

Environmental Compliance

The operations conducted on the Company’s properties by its lessees are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdictions in which these operations are conducted. The terms of the Company’s coal property leases impose liability for all environmental and reclamation liabilities arising under those laws and regulations on the relevant lessees. The lessees are bonded and have indemnified the Company against any and all future environmental liabilities. The Company regularly visits the coal property leased to monitor mine activities. Management believes that the Company’s lessees will be able to comply with existing regulations and does not expect any material impact on its financial condition or results of operations.

Reclassifications

Certain prior quarter amounts may have been reclassified to conform to current quarter presentation. Such reclassifications did not affect total assets, total liabilities, members’ equity or net income.

Subsequent events

Subsequent events were considered through August 10, 2011, the date that the financial statements were available to be issued.

Employment Agreements

The president and the executive vice president of the Company, as outlined in their respective employment agreements, are entitled to an annual bonus compensation package as approved by the governing board of independent managers and to certain severance benefits upon termination for reasons other than for cause, as defined in their respective agreements.

Note 3.       Property and Equipment

Property and equipment as of March 31, 2011 and 2010 consisted of the following:

	2011	2010
Land	$150,000	$150,000
Buildings and improvements	614,210	596,680
Furniture and fixtures	35,625	27,856
Computer & office equipment	132,554	122,996
Automobiles	151,486	53,640
Machinery and equipment	504,998	504,998
	1,588,873	1,456,170
Less accumulated depreciation	(596,768)	(437,491)

Net property and equipment	$992,105	$1,018,679

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 4.       Property on Operating Leases and Property Held for Leases

Property on operating leases and property held for leases as of March 31, 2011 and 2010 consisted of the following:

	2011	2010

Land and land improvements	$6,153,732	$6,120,715
Coal reserves	69,959,087	69,959,087
Mine development costs in progress	6,097,944	5,586,089
	82,210,763	81,665,891
Less accumulated depletion	(12,701,549)	(11,559,125)

Net property on operating leases and property held for leases	$69,509,214	$70,106,766

Note 5.       Escrowed Money Market and Certificates

Funds in the amount of $2,324,516 and $1,255,798 as of March 31, 2011 and 2010, respectively, are pledged as escrow for debt, reclamation, black lung, and workers’ compensation bonding, and are not funds available for use in the daily operations of the Company. The Company’s obligations for black lung and workers’ compensation do not relate to current operations, but were inherited from Pen Holdings, Inc., the predecessor company.

Note 6.       Long-Term Debt and Revolving Credit

On February 15, 2008, the Company obtained a $25,000,000 term loan a $5,000,000 revolving credit loan from National City Bank to refinance the Company’s outstanding debt. The term loan requires monthly principal payments of $260,417 plus interest for 84 months, with the remaining balance due in February 2015. The term loan also requires semiannual payments of principal based on $0.75/ton of coal mined and sold from the Company’s properties in excess of 2,000,000 tons. The Company made no additional principal payments during the quarters ending March 31, 2011 and 2010 and plans to retire the note prior to maturity. The revolving credit loan requires monthly payments of interest only and matured in February 2011. As of March 31, 2011 and 2010, the Company had no outstanding balance on its line of credit.

The loans bear interest at the bank’s prime rate plus a margin that is based on the Company’s ratio of total funded indebtedness to EBITDA as defined in the agreement (3.25% as of March 31, 2011 and 2010). The loans are secured by a mortgage on the Company’s properties and leasehold interests and a security interest in all of the Company’s remaining assets. The loans also require that the Company maintain secured accounts with a minimum balance of $300,000 (included in escrowed money market and certificates on the accompanying balance sheet). The loan agreement contained various restrictive covenants and financial covenants. The Company was in violation of a financial loan covenant related to EBITDA to fixed charges being greater than 1.25 to 1.00 as of December 31, 2009. Distributions made during 2009 based on 2008 earnings resulted in this ratio dropping to .96 to 1.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 6.       Long-Term Debt and Revolving Credit (continued)

On May 17, 2010 Company executed an amendment to the loan agreement which provided a waiver relating the fixed charge ratio for 2009.  On December 15, 2010 the Company further amended the terms of the debt agreement to modify the period in which distributions are reported for the purposes of meeting the above covenant.

On February 28, 2011, the Company Amended and Restated the Revolving Credit Note with its bank.  The amount available to the Company was increased to $10 million and has a two year term, maturing on February 28, 2013.  As part of the renewal process, the Company and Bank also entered into a fourth amendment to the credit agreement amending or removing various restrictive and financial covenants.

Long-term debt as of March 31, 2011 and 2010 is as follows:

	2011	2010

National City Bank Term Note	$8,721,636	$11,846,640

Less current maturities	(3,125,004)	(3,125,004)

Long-term debt	$5,596,632	$8,721,636

Scheduled principal repayments on the term loan for the remainder of 2011 and next three years and thereafter are as follows:

2011	$2,343,753
2012	3,125,004
2013	3,125,004
2014	127,875
Thereafter	—

$8,721,636

As noted in Note 1, the Company was sold on June 10, 2011, as part of that transaction the Company paid off all of the above debt.

Interest expense presented on the statements of income and changes in members’ equity at March 31, 2011 and 2010 consists of the below amounts:

	2011	2010
Amortization of debt costs and related costs of financing	$36,459	$20,448

Interest expense of debt	71,310	104,940

Total	$107,769	$125,388

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 7.       Operating Lease Revenues

The Company is the lesser of its mining rights in certain coal reserves to other coal companies under long-term operating leases (see Revenue disclosure in Note 2). Revenue recognized from leasing of mining rights and related agreements was $5,325,936 and $1,279,115 for quarters ended March 31, 2011 and 2010, respectively. Amounts due to the Company under these leases are based on the greater of fixed amounts per ton or a percentage of the selling price the lessee receives for the coal when it is sold. The leases also provide for annual minimum payments.

Note 8.       Income taxes

As of March 31, 2011 and 2010, accrued withholding taxes were as follows:

	2011	2010

Foreign withholding tax	$0	$207,070
Kentucky withholding tax	0	143,668

Total	$0	$350,738

For quarters ended March 31 2011 and 2010, the Company made cash payments for the following withholding taxes:

	2011	2010

Foreign withholding tax	$57,455	$0
Kentucky withholding tax	78,142	0

Total	$135,597	$0

Subsequent to March 31, 2011 the company amended their Federal returns for foreign withholdings and paid an additional $70,306 which was charged to members receivables.

Note 9.       Employee Benefit Plan

The Company maintains a contributory, defined contribution 401(k) salary deferral plan to provide retirement and other benefits for its employees. An employee becomes eligible on the first day of the first month after employment and after attaining the age of 21. The Company contributes by matching up to three percent of employee wages. Company contributions aggregated $7,526 and $12,219 for the quarters ended March 31, 2011 and 2010, respectively.

(continued)

THE ELK HORN COAL COMPANY, LLC

Notes to the Financial Statements

March 31, 2011

Note 10.     Other Income

Other income consists of the following:

	2011	2010
Lease audit settlements	$0	$103,857
Easements	11,700	0
Refund for pipeline move	110,201	0
Miscellaneous	103,895	38,353

	$225,796	$142,210

Note 11.     Commitments and Contingencies

Litigation

The Company is involved, from time to time, in various legal proceedings arising in the ordinary course of business. While the ultimate results of these proceedings cannot be predicted with certainty, management believes these claims will not have a material effect on the Company’s financial position, liquidity, or operations.

The Company is involved in litigation with New Vision Energy. As of the date of this report the Company has agreed in principal with New Vision Energy on a settlement of both parties claims and expects no impact on the Company’s financial position.

Rail Option

The Company has a lease on a rail line which was to expire in September 2010, with provision for renewals. The Company has renewed this lease for an additional 5 years. As part of the lease, the Company has rehabilitated the rail line. Through March 31, 2011, the Company has included in development costs approximately $850,000 relating to this project.

Employment Agreements

The Company has employment agreements with certain executives of the Company that extend for terms ranging from one year (with five one-year renewal options) to the full term of the executive’s employment. The agreements provide for annual base salary and eligibility for certain benefits. The agreements contain certain termination provisions including the ability of the Company or executives to terminate the agreement without cause. If the Company terminates the executives’ employment without cause, the Company must pay severance based on the terms of the agreement. Additionally, the agreements require payments in the event of a change in control or sale of the business.

Performance Bonds

As of March 31, 2011 and 2010, the Company had cash in the amount of $1,989,726 and $919,095 in escrow as collateral for outstanding performance bonds to secure reclamation, injunction, workers compensation and black lung performance commitments of the Company. Subsequent to March 31, 2010 an injunction bond in the amount of $900,000 was released from escrow.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ON ACCOMPANYING INFORMATION

To the Board of Directors of

The Elk Horn Coal Company, LLC

Prestonsburg, Kentucky

Our report on our reviews of the basic financial statements of The Elk Horn Coal Company, LC as of March 31, 2011 and 2010 appears on page 3. Those reviews were made for the purpose of expressing a conclusion that there are no material modifications that should be made to the financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America. The information included in the accompanying Schedules of Cost of Revenue and Selling, General and Administrative Expenses is presented only for purposes of additional analysis and has been subjected to the inquiry and analytical procedures applied in the reviews of the basic financial statements, and we are not aware of any material modifications that should be made thereto.

CERTIFIED PUBLIC ACCOUNTANTS

August 10, 2011

Providing Professional Business Advisory & Consulting Services
2 Players Club Dr., Suite 100 • P.O. Box 1988 • Charleston, WV 25327-1988 • 304-343-4188 • Fax: 304-344-5035 • www.BEcpas.com
Member: SEC and Private Companies Practice Sections of American Institute of Certified Public Accountants

THE ELK HORN COAL COMPANY, LLC

Schedules of Cost of Revenue and Selling, General and Administrative Expenses

FOR THE QUARTERS ENDED MARCH 31, 2011 and 2010

	2011	2010
Cost of Revenue:
Property tax	$12,430	$40,900
Contract labor	78,982	35,552
Miscellaneous	12,912	1,297
Core drilling and water analysis	91,359	2,025
Permit and bonding	18,601	12,828
Easement cost	1,050	23,945
Equipment	19,245	—
Utilities	41,683	—
Engineering	41,146	—
Security	95,821	—
Royalty and wheelage	195,835	—
Unmined mineral tax	487,868	—

Total Cost of Revenue	$1,096,932	$116,547

Selling, General and Administrative Expenses:
Salaries and benefits	$495,021	$310,332
Board stock compensation	10,000	10,000
Professional fees	376,059	141,353
Insurance	45,907	34,831
Bad debt expense	182,993	7,366
Other expenses	14,648	45,367
Taxes and licenses	3,303	1,487
Repairs and maintenance	14,605	8,300
Travel	9,007	5,416
Telephone	22,165	4,395
Office supplies and utilities	23,601	9,164
Bank charges	46,964	24,101

Total Selling, General and Administrative Expenses	$1,244,273	$602,112